                                                                      EXHIBIT 12

                       RATIO OF EARNINGS TO FIXED CHARGES
                     REEVES INDUSTRIES, INC. AND SUBSIDIARY

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
                                                                    FISCAL YEAR ENDED DECEMBER 31,
                                                              -------------------------------------------
                                                               1989     1990     1991     1992     1993
                                                              -------  -------  -------  -------  -------
                                                                     (IN THOUSANDS, EXCEPT RATIO)
Income from continuing operations before income taxes.......  $12,583  $ 6,467  $ 4,917  $ 8,569  $11,858
Plus fixed charges
  Interest expense and amortization of financing costs and
   debt discount............................................   22,590   19,935   21,777   17,633   16,394
  Interest portion of rent expense..........................      358      213      396      476      491
                                                              -------  -------  -------  -------  -------
    Total fixed charges.....................................   22,948   20,148   22,173   18,109   16,885
                                                              -------  -------  -------  -------  -------
Earnings plus fixed charges.................................  $35,531  $26,615  $27,090  $26,678  $28,743
                                                              -------  -------  -------  -------  -------
                                                              -------  -------  -------  -------  -------
Ratio of earnings to fixed charges..........................      1.6x     1.3x     1.2x     1.5x     1.7x
                                                              -------  -------  -------  -------  -------
                                                              -------  -------  -------  -------  -------
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